                                                                       EXHIBIT 5


                                 August 18, 1998



Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine  04112-9540


         Re:   Registration Statement on Form S-4
               3,500,000 Shares of Common Stock


Ladies and Gentlemen:

     We have acted as special counsel to Peoples Heritage Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 3,500,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), which may be issued from time to time by the Company in connection with its acquisitions of the securities and assets of other businesses or by certain persons who have received shares of common stock of the Company in connection with acquisitions by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be "underwriters" within the meaning of the Securities Act, as described in the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Opinion" in the Prospectuses constituting a part thereof.


                                         ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                         By: /s/ Gerard L. Hawkins
                                             ---------------------------------
                                             Gerard L. Hawkins, a Partner